UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 8, 2014, ACRC Lender C LLC (“ACRC Lender C”), a wholly-owned subsidiary of Ares Commercial Real Estate Corporation (the “Company”) entered into a $250 million master repurchase facility (the “Citi MRA Facility”) with Citibank, N.A. The Citi MRA Facility amends and restates, and replaces in its entirety, the existing $250 million revolving loan facility (the “Existing Citi Facility”) with Citibank, N.A.

The material terms and conditions of the Citi MRA Facility remain the same as under the Existing Citi Facility in all material respects, except that: (1) the funding period and initial maturity date of the Citi MRA Facility have been modified to be December 8, 2016, with three annual extensions of the maturity date at ACRC Lender C’s option, subject to there being no existing defaults under the Citi MRA Facility and the payment of an extension fee; and (2) the price differential (or interest rate) on the Citi MRA Facility has been reduced to one-month LIBOR plus a pricing margin of 2.00% to 2.50% per annum based on the debt yield of the underlying loan.

The Citi MRA Facility is fully guaranteed by the Company pursuant to an Omnibus Amendment To Other Transaction Documents and Reaffirmation of Guaranty entered into by the Company on December 8, 2014.

The foregoing description of the Citi MRA Facility is only a summary of certain material provisions of the agreements relating to the Citi MRA Facility and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibits 10.1 and 10.2 and by this reference incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1	Master Repurchase Agreement, dated as of December 8, 2014, by and between ACRC Lender C LLC and Citibank, N.A.
10.2

Omnibus Amendment To Other Transaction Documents and Reaffirmation of Guaranty, dated as of December 8, 2014, by and among ACRC Lender C LLC, ACRC Lender LLC, Ares Commercial Real Estate Corporation and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 12, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary